Exhibit 99.1

Shineco, Inc. Reports Fiscal Year 2019 Financial Results

BEIJING, Sep. 27, 2019 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and other health and well-being focused plant-based products in China, announced today its financial results for the fiscal year ended June 30, 2019.

Mr. Yuying Zhang, Chairman and Chief Executive Officer of Shineco, commented, “I am clearly disappointed with our 2019 fiscal year financial results but remain confident in our strategy and the fundamentals of our business model. We plan to develop new products and expand our distribution network as well as to grow our business through possible mergers and acquisitions of similar or synergetic businesses, all aimed at increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our continuous growth. To meet the increasing demand for our products, we plan to make capital improvements in our existing production facilities which would improve both their efficiency and capacity. In the short-run, we intend to increase our investment in our reliable supply network, personnel training, information technology applications and logistic system upgrades. As 2020 unfolds, we expect to continue to strengthen our competitive positions in industrial hemp industry to lay a firm foundation for long-term sustainable growth.”

Fiscal Year 2019 Financial Highlights

●	Revenue: $31.22 million (at 28.7% gross margin), down 28.9% from $43.90 million (at 33.7% gross margin) in fiscal year 2018, reflecting the decrease in sales across all products.

●	Gross Profit: $8.97 million, down 39.3% from $14.79 million in fiscal year 2018.

●	Operating Income: $0.12 million, down 98.8% from $9.27 million in fiscal year 2018.

●	Net income attributable to Shineco: $0.80 million, compared to $7.59 million in fiscal year 2018.

●	EPS: Net income per share of 0.04, compared to a net income per share of $0.36 in fiscal year 2018.

Fiscal Year 2019 Financial Results

Revenue

Revenue for the year ended June 30, 2019 decreased by $12.68 million, or 28.9%, to $31.22 million from $43.90 million for the same period of last year, mainly due to the decrease in sales across all products.

	For the Fiscal Years Ended June 30
	2019			2018
($ millions)	Revenue	COGS	Gross Margin	Revenue	COGS	Gross Margin
Luobuma products	0.66	0.30	54.6%	10.88	4.87	55.2%
Chinese medicinal herbal products	13.71	10.28	25.0%	14.18	10.70	24.5%
Other agricultural products	16.85	11.59	31.2%	18.83	13.43	28.7%
Total	31.22	22.25	28.7%	43.90	29.11	33.7%

Revenue from Luobuma products decreased by $10.22 million, or 93.9%, to $0.66 million for the year ended June 30, 2019 from $10.88 million for the same period of last year, mainly due to the decrease in revenue from Xinjiang Taihe of $8.21 million. As the nature environment in Xinjiang province is very vulnerable, the harvesting of wild Apocynum Venetum is strictly controlled by the local government, and the Company is required to obtain a permit from local authority before harvesting. In fiscal year 2019, the Company only managed to obtain the permit in the end of December 2018. The management estimated that it is unlikely to obtain new permit in the future, hence, the management decided to cease the wild Apocynum Venetum in Xinjiang province, and changed the Company’s strategy to develop industrial Apocynum Venetum business in Shanxi province instead. As a result, no revenue was generated by Xinjiang Taihe during the year ended June 30, 2019. The decrease was also due to the decrease in revenue from Tenet-Jove Xuzhou branch of $1.34 million as the business operation of this branch ceased in November 2017.

Revenue from Chinese medicinal herbal products decreased by $0.47 million, or 3.3%, to $13.71 million for the year ended June 30, 2019 from $14.18 million for the same period of last year. The sales of Chinese medicinal herbal products were comparatively stable during the year ended June 30, 2019 as compared to the same period in 2018. The decrease was due to the depreciation of RMB against US$. The average translation rate for the year ended June 30, 2019 and 2018 were at 1 RMB to 0.1466 USD and at 1 RMB to 0.1537 USD, respectively, which represented a decrease of 4.65%.

Revenue from other agricultural products decreased by $1.98 million, or 10.5%, to $16.85 million for the year ended June 30, 2019 from $18.83 million for the same period of last year. The decrease was mainly due to the decrease in sales volume of yew trees for the year ended June 30, 2019 as compared to the same period in 2018. The main reason of the decrease was that the Company sold $2.24 million in November 2017 to fulfill a one-time large order from one of the Company’s customers, Qingdao Ship Owners Association.

Gross profit and Gross Margin

Total cost of revenue decreased by $6.86 million, or 23.6%, to $22.25 million for the year ended June 30, 2019 from $29.11 million for the same period of last year. Gross profit decreased by $5.82 million, or 39.3%, to $8.97 million for the year ended June 30, 2019 from $14.79 million for the same period of last year. Overall gross margin decreased by 5.0 percentage points to 28.7% for the year ended June 30, 2019, compared to 33.7% for the same period of last year.

Gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products were 54.6%, 25.0%, and 31.2%, respectively, for the year ended June 30, 2019. This compared to gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products of 55.2%, 24.5%, and 28.7%, respectively, for the same period of last year.

Operating income

General and administrative expenses increased by $4.17 million, or 104.6%, to $8.15 million for the year ended June 30, 2019 from $3.99 million for the same period of last year. The increase in general and administrative expenses was mainly due to an increase in bad debt expense of $4.12 million as well as an offering cost write-off of $0.43 million. The $0.43 million was the valuation of the Commitment Shares retained by IFG Fund upon termination of the Purchase Agreement and Registration Rights Agreement. The increase was partially offset by the decreased general and administrative expenses of $0.34 million for Tajite and Tiankunrunze as a result of reduced business activities during the year ended June 30, 2019.

Selling expenses decreased by $0.83 million, or 54.1%, to $0.70 million for the year ended June 30, 2019 from $1.53 million for the same period of last year. The decrease was primarily due to the decrease in selling expenses from Tenet-Jove Xuzhou branch of $0.26 million as the business operation of this branch ceased in November 2017. The decrease was also due to the decrease in advertising expenses, salary expenses and commissions from Tenet-Jove of $0.28 million, $0.14 million and $0.05 million for year ended June 30, 2019.

Operating income decreased by $9.16 million, or 98.8%, to $0.12 million for the year ended June 30, 2019 from $9.27 million for the same period of last year.

Net income

Net income decreased by $6.65 million, or 88.3%, to $0.88 million for the year ended June 30, 2019 from $7.53 million for the same period of last year. After the deduction of non-controlling interests, net income attributable to common shareholders for the year ended June 30, 2019 was $0.80 million, or $0.04 per basic and diluted share. This compared to net income attributable to common shareholders of $7.59 million, $0.36 per basic and diluted share, for the same period of last year.

Financial Condition

As of June 30, 2019, the Company had cash and cash equivalents of $35.33 million, compared to $31.49 million as of June 30, 2018. Net cash provided by operating activities was $3.50 million for the year ended June 30, 2019, compared to $9.85 million for the same period of last year. Net cash used in investing activities was $0.25 million for the year ended June 30, 2019, compared to $0.75 million for the same period of last year. Net cash provided by financing activities was $1.81 million for the year ended June 30, 2019, compared to net cash used in financing activities of $0.49 million for the same period of last year.

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Through its subsidiaries and variable interest entities, Shineco undertakes vertically- and horizontally-integrated production, distribution, and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit http://tianyiluobuma.com.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco’s registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com

SHINECO, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$35,330,676	$31,487,053
Accounts receivable, net	9,683,074	15,478,336
Due from related parties	188,453	388,261
Inventories	2,215,559	2,364,558
Advances to suppliers, net	11,833,994	4,977,407
Deferred issuance cost	-	434,000
Other current assets	1,710,619	1,034,780
TOTAL CURRENT ASSETS	60,962,375	56,164,395

Property and equipment, net	10,667,730	11,697,304
Land use right, net of accumulated amortization	1,264,309	1,345,088
Investments	6,650,944	6,567,090
Distribution rights	1,074,736	1,114,837
Long-term deposit and other noncurrent assets	103,864	113,764
Long-term accounts receivable, net	-	2,700,367
Prepaid leases	2,857,344	3,397,572
Deferred tax assets	158,171	-
TOTAL ASSETS	$83,739,473	$83,100,417

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans	$2,410,147	$2,316,283
Accounts payable	220,119	2,270,140
Advances from customers	382,091	17,500
Due to related parties	234,500	197,617
Other payables and accrued expenses	3,893,027	1,736,735
Taxes payable	3,341,872	2,991,624
TOTAL CURRENT LIABILITIES	10,481,756	9,529,899

Income tax payable - noncurrent portion	625,603	685,185
Deferred tax liability	-	11,652
TOTAL LIABILITIES	11,107,359	10,226,736

Commitments and contingencies	-	-

EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 22,871,772 and 21,234,072 shares issued and outstanding at June 30, 2019 and June 30, 2018	22,872	21,234
Additional paid-in capital	24,759,356	23,171,102
Statutory reserve	4,198,107	4,085,819
Retained earnings	46,735,190	46,051,289
Accumulated other comprehensive loss	(4,184,024)	(1,509,212)
Total Stockholders’ equity of Shineco, Inc.	71,531,501	71,820,232
Non-controlling interest	1,100,613	1,053,449
TOTAL EQUITY	72,632,114	72,873,681

TOTAL LIABILITIES AND EQUITY	$83,739,473	$83,100,417

SHINECO, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2019	2018

REVENUE	$31,220,040	$43,897,618

COST OF REVENUE
Cost of product and services	22,175,906	29,005,659
Business and sales related tax	72,538	104,667
Total cost of revenue	22,248,444	29,110,326

GROSS PROFIT	8,971,596	14,787,292

OPERATING EXPENSES
General and administrative expenses	8,153,496	3,985,604
Selling expenses	702,685	1,530,005
Total operating expenses	8,856,181	5,515,609

INCOME FROM OPERATIONS	115,415	9,271,683

OTHER INCOME
Impairment loss on goodwill	-	(2,153,298)
Impairment loss on an unconsolidated entity	(200,000)	-
Income from equity method investments	516,144	907,794
Purchase rebate income	1,038,931	1,377,108
Other income	210,895	307,637
Interest expense, net	(11,998)	(58,775)
Total other income	1,553,972	380,466

INCOME BEFORE PROVISION FOR INCOME TAXES	1,669,387	9,652,149

PROVISION FOR INCOME TAXES	787,600	2,123,587

NET INCOME	881,787	7,528,562

Net (loss) income attributable to non-controlling interest	85,598	(59,354)

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$796,189	$7,587,916

COMPREHENSIVE INCOME
Net income	$881,787	$7,528,562
Other comprehensive income (loss): foreign currency translation gain (loss)	(2,713,246)	1,658,658
Total comprehensive income (loss)	(1,831,459)	9,187,220
Less: comprehensive (loss) income attributable to non-controlling interest	47,164	(32,466)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	$(1,878,623)	$9,219,686

Weighted average number of shares basic and diluted	22,472,442	21,119,004

Basic and diluted earnings per common share	$0.04	$0.36

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$881,787	$7,528,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	791,534	698,232
Loss from disposal of property and equipment	-	5,557
Provision for doubtful accounts	4,379,780	262,013
(Decrease) increase in inventory reserve	(3,657)	124,601
Deferred benefit provision	(170,483)	(28,138)
Income from equity method investments	(516,145)	(907,794)
Impairment loss on goodwill	-	2,153,298
Impairment loss on an unconsolidated entity	200,000	-
Value of shares issued to IFG Fund for equity, we subsequently cancelled	434,000	-

Changes in operating assets and liabilities:
Accounts receivable	3,766,419	(3,569,821)
Advances to suppliers	(7,501,401)	(2,563,943)
Inventories	68,009	(25,031)
Other receivables	(179,366)	170,125
Prepaid expense and other assets	(10,875)	4,442
Due from related parties	(64,317)	126,293
Prepaid leases	420,677	485,382
Accounts payable	(1,985,657)	2,145,058
Advances from customers	367,545	(70,459)
Other payables	2,220,059	1,272,263
Taxes payable	400,462	2,036,079
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,498,371	9,846,719

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(96,038)	(1,763,160)
Proceeds from disposal of property and equipment	-	607
Payment for (refund of) construction in progress	(41,768)	58,671
Repayments (advances) of loans from third parties	(359,927)	831,716
Repayments from (advances to) related party	251,342	(53,793)
Income received from investments in unconsolidated entities	-	153,695
Cash of subsidiary acquired	-	23,304
NET CASH USED IN INVESTING ACTIVITIES	(246,391)	(748,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	2,418,162	2,459,122
Proceeds from other short-term loans	43,967	-
Repayment of short-term loans	(2,198,330)	(2,877,044)
Repayment of other short-term loans	(85,491)	-
Proceeds from issuance of 1,637,700 of common stock	1,589,892	-
Proceeds from (repayments to) related parties	44,271	(67,561)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,812,471	(485,483)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(1,220,828)	(279,774)

NET INCREASE IN CASH	3,843,623	8,332,502

CASH - Beginning of the Year	31,487,053	23,154,551

CASH - End of the Year	$35,330,676	$31,487,053

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income taxes	$694,084	$857,201
Cash paid for interest	$115,384	$133,930

SUPPLEMENTAL NON-CASH INVESTING ACTIVITY:
Issued 200,000 shares of deferred issuance cost	$-	$434,000